                                    EXHIBIT 4


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this _____ day of July, 2001, by and among Sunhawk.com Corporation, a Washington corporation (together with any predecessors or successors thereto, the "Company"), and the investors named on the signature page hereto (together with their successors and assigns, collectively the "Investors," and each individually an "Investor").

                                    RECITALS

     WHEREAS, the Investors are acquiring an aggregate of up to __________ shares of the Company's Common Stock pursuant to that certain Amended and Restated Agreement and Plan of Merger dated May 16, 2001, by and among the Company, A.N.N. Automation, Inc., a California corporation, and the Investors (the "Merger Agreement"); and

     WHEREAS, the execution and delivery of this Agreement is a condition of the Merger Agreement, and the Company desires to grant registration rights to the Investors;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Investors hereby agree as follows:

                                    AGREEMENT

I. DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH BELOW:

     A. The term "Common Stock" shall mean the common stock, no par value, of the Company;

     B. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time;

     C. The term "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with the terms and conditions hereof;

     D. The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement;

     E. The term "Registrable Securities" shall mean the shares of Common Stock issued to Investors pursuant to the Merger Agreement, including any shares issued by way of a stock dividend or stock split or in connection with a combination of such shares; provided, however, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Securities; and

     F. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

II.  COMPANY REGISTRATION.

     A. Subject to Section 2(e) below, if at any time or times after the date hereof the Company shall determine to register any of its equity securities either for its own account or the account of a security holder or holders exercising their demand registration rights, the Company will:

          1. Promptly give to each Holder written notice thereof; and

          2. Use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2(c) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within 15 days after the written notice from the Company described in (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

     B. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to
     Section 2(a)(i) above. In such event, the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     C. Notwithstanding any other provision of this Section 2, if the representative of the underwriters in good faith advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitation set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 10. If any person does not agree to the terms of any such underwriting, he, she or it shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     D. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors and is then subsequently increased, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 10 hereof.

     E. This Section 2 shall not apply to a registration on any registration form that does not permit secondary sales or to registrations relating solely to (i) employee benefit plans, (ii) transactions pursuant to Rule 145 or any other similar rule promulgated under the Securities Act or (iii) securities issued in connection with mergers with or acquisitions of other corporations by the Company.

III. EXPENSES. IN THE CASE OF ANY REGISTRATION UNDER SECTION 2 HEREOF, THE COMPANY SHALL BEAR ALL COSTS AND EXPENSES OF EACH SUCH REGISTRATION, INCLUDING, BUT NOT LIMITED TO, PRINTING, LEGAL AND ACCOUNTING EXPENSES, SECURITIES AND EXCHANGE COMMISSION ("SEC") FILING FEES AND "BLUE SKY" FEES AND EXPENSES (THE "REGISTRATION EXPENSES") AND THE REASONABLE FEES FOR COUNSEL OF THE HOLDERS; PROVIDED, HOWEVER, THAT THE COMPANY SHALL HAVE NO OBLIGATION TO PAY OR OTHERWISE BEAR (i) ANY PORTION OF THE FEES OR DISBURSEMENTS OF MORE THAN ONE COUNSEL FOR THE SELLING HOLDERS OF REGISTRABLE SECURITIES IN CONNECTION WITH THE REGISTRATION OF THEIR REGISTRABLE SECURITIES OR (ii) ANY PORTION OF THE UNDERWRITER'S COMMISSIONS OR DISCOUNTS ATTRIBUTABLE TO THE REGISTRABLE SECURITIES BEING OFFERED AND SOLD BY THE HOLDERS OF REGISTRABLE SECURITIES.


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IV.  OBLIGATIONS OF THE COMPANY. IN THE CASE OF EACH REGISTRATION EFFECTED BY
     THE COMPANY PURSUANT TO THIS AGREEMENT, THE COMPANY WILL KEEP EACH HOLDER ADVISED IN WRITING AS TO THE INITIATION OF EACH REGISTRATION AND AS TO THE COMPLETION THEREOF. AT ITS EXPENSE, THE COMPANY WILL USE ITS BEST EFFORTS
     TO:

     A. Keep such registration effective for a period of 60 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

     B. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     C. Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

     D. Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light to the circumstances then existing;

     E. Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holder to the Company, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

     F. Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

     G. Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;


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     H. Otherwise use its best efforts to comply with the securities laws of the
     United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its shareholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

     I. Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Agreement.

V. SUSPENSION. IN THE CASE OF A REGISTRATION FOR THE SALE OF REGISTRABLE SECURITIES, UPON RECEIPT OF ANY NOTICE (A "SUSPENSION NOTICE") FROM THE COMPANY OF THE HAPPENING OF ANY EVENT WHICH MAKES ANY STATEMENT MADE IN THE REGISTRATION STATEMENT OR RELATED PROSPECTUS UNTRUE OR WHICH REQUIRES THE MAKING OF ANY CHANGES IN SUCH REGISTRATION STATEMENT OR PROSPECTUS SO THAT THEY WILL NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE NOT MISLEADING, EACH HOLDER OF REGISTRABLE SECURITIES REGISTERED UNDER SUCH REGISTRATION STATEMENT SHALL FORTHWITH DISCONTINUE DISPOSITION OF SUCH REGISTRABLE SECURITIES PURSUANT TO SUCH REGISTRATION STATEMENT UNTIL SUCH HOLDER'S RECEIPT OF THE COPIES OF THE SUPPLEMENTED OR AMENDED PROSPECTUS OR UNTIL IT IS ADVISED IN WRITING (THE "ADVICE") BY THE COMPANY THAT THE USE OF THE PROSPECTUS MAY BE RESUMED, AND HAS RECEIVED COPIES OF ANY ADDITIONAL OR SUPPLEMENTAL FILINGS WHICH ARE INCORPORATED BY REFERENCE IN THE PROSPECTUS.

VI.  INDEMNIFICATION.


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     A. Incident to any registration statement referred to herein, the Company will indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and shareholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person")), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Holder (including its partners (including partners of partners and shareholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act)), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 6(a) exceed the dollar amount of the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement unless such liability arises out of or is based on the willful misconduct of such Selling Holder.

     B. The foregoing indemnity provisions are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity provisions shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.



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     C. If the indemnification provided for in Section 6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this
     Section 6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 6(c) in excess of the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement unless such liability arises out of or is based on the willful misconduct of such Selling Holder. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.



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     D. Promptly after receipt by the indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

     E. The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

VII. INFORMATION BY HOLDER. EACH HOLDER OF REGISTRABLE SECURITIES SHALL FURNISH TO THE COMPANY SUCH INFORMATION REGARDING SUCH HOLDER AND THE DISTRIBUTION PROPOSED BY SUCH HOLDER AS THE COMPANY MAY REASONABLY REQUEST IN WRITING AND AS SHALL BE REASONABLY REQUIRED IN CONNECTION WITH ANY REGISTRATION, QUALIFICATION OR COMPLIANCE REFERRED TO IN THIS AGREEMENT. IF A HOLDER REFUSES TO PROVIDE THE COMPANY WITH ANY OF SUCH INFORMATION, THE COMPANY MAY EXCLUDE SUCH HOLDER'S REGISTRABLE SECURITIES FROM THE REGISTRATION.

VIII. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. THE REGISTRATION RIGHTS OF THE HOLDERS OF REGISTRABLE SECURITIES UNDER THIS AGREEMENT MAY NOT BE TRANSFERRED OR ASSIGNED BY ANY HOLDER.


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IX.  MARKET STAND-OFF AGREEMENT. IN CONNECTION WITH ANY UNDERWRITTEN PUBLIC
     OFFERING BY THE COMPANY, THE HOLDERS, IF REQUESTED IN GOOD FAITH BY THE COMPANY AND THE MANAGING UNDERWRITER OF THE COMPANY'S SECURITIES, SHALL AGREE NOT TO SELL OR OTHERWISE TRANSFER OR DISPOSE OF ANY SECURITIES OF THE COMPANY HELD BY THEM (EXCEPT FOR ANY SECURITIES SOLD PURSUANT TO SUCH REGISTRATION STATEMENT) FOR A PERIOD FOLLOWING THE EFFECTIVE DATE OF THE APPLICABLE REGISTRATION STATEMENT THAT IN NO EVENT SHALL EXCEED 180 DAYS. NOTWITHSTANDING THE FOREGOING, SUCH AN AGREEMENT SHALL NOT BE REQUIRED UNLESS ALL OF THE OFFICERS AND DIRECTORS AND FIVE PERCENT (5%) OR GREATER SHAREHOLDERS OF THE COMPANY AND ALL OTHER PERSONS WITH REGISTRATION RIGHTS ENTER INTO SIMILAR AGREEMENTS. IN ORDER TO ENFORCE THE FOREGOING, THE COMPANY MAY IMPOSE STOP-TRANSFER INSTRUCTIONS WITH RESPECT TO THE REGISTRABLE SECURITIES OF EACH HOLDER (AND THE SHARES OF SECURITIES OF EVERY OTHER PERSON SUBJECT TO THE FOREGOING RESTRICTION) UNTIL THE END OF SUCH PERIOD.

X. ALLOCATION OF REGISTRATION OPPORTUNITIES. IN ANY CIRCUMSTANCE IN WHICH ALL OF THE REGISTRABLE SECURITIES AND OTHER SHARES OF COMMON STOCK OF THE COMPANY WITH REGISTRATION RIGHTS (THE "OTHER SHARES") REQUESTED TO BE INCLUDED IN A REGISTRATION ON BEHALF OF THE HOLDERS OR OTHER SELLING SHAREHOLDERS CANNOT BE SO INCLUDED AS A RESULT OF LIMITATIONS OF THE AGGREGATE NUMBER OF SHARES OF REGISTRABLE SECURITIES AND OTHER SHARES THAT MAY BE SO INCLUDED, THE NUMBER OF SHARES OF REGISTRABLE SECURITIES AND OTHER SHARES THAT MAY BE SO INCLUDED SHALL BE ALLOCATED AMONG THE HOLDERS AND OTHER SELLING SHAREHOLDERS REQUESTING INCLUSION OF SHARES PRO RATA ON THE BASIS OF THE NUMBER OF SHARES OF REGISTRABLE SECURITIES AND OTHER SHARES THAT WOULD BE HELD BY SUCH HOLDERS AND OTHER SELLING SHAREHOLDERS; PROVIDED, HOWEVER, THAT IF ANY HOLDER OR OTHER SELLING SHAREHOLDER DOES NOT REQUEST INCLUSION OF THE MINIMUM NUMBER OF SHARES OF REGISTRABLE SECURITIES AND OTHER SHARES ALLOCATED TO HIM, HER OR IT PURSUANT TO THE ABOVE-DESCRIBED PROCEDURE, THE REMAINING PORTION OF HIS, HER OR ITS ALLOCATION SHALL BE REALLOCATED AMONG THOSE REQUESTING HOLDERS AND OTHER SELLING SHAREHOLDERS WHOSE ALLOCATIONS DID NOT SATISFY THEIR REQUESTS PRO RATA ON THE BASIS OF THE NUMBER OF SHARES OF REGISTRABLE SECURITIES AND OTHER SHARES THAT WOULD BE HELD BY SUCH HOLDERS AND OTHER SELLING SHAREHOLDERS, ASSUMING CONVERSION, AND THIS PROCEDURE SHALL BE REPEATED UNTIL ALL OF THE SHARES OF REGISTRABLE SECURITIES AND OTHER SHARES WHICH MAY BE INCLUDED IN THE REGISTRATION ON BEHALF OF THE HOLDERS AND OTHER SELLING SHAREHOLDERS HAVE BEEN SO ALLOCATED. THE COMPANY SHALL NOT LIMIT THE NUMBER OF REGISTRABLE SECURITIES TO BE INCLUDED IN A REGISTRATION PURSUANT TO THIS AGREEMENT IN ORDER TO INCLUDE SHARES HELD BY SHAREHOLDERS WITH NO REGISTRATION RIGHTS.

XI. TERMINATION OF REGISTRATION RIGHTS. THE RIGHTS OF ANY HOLDER TO REQUEST REGISTRATION OR INCLUSION IN ANY REGISTRATION PURSUANT TO THIS AGREEMENT SHALL TERMINATE UPON THE EARLIER OF (i) MARCH 20, 2004 OR (II) ON SUCH DATE AS ALL SHARES OF REGISTRABLE SECURITIES HELD OR ENTITLED TO BE HELD UPON CONVERSION BY SUCH HOLDER MAY IMMEDIATELY BE SOLD UNDER RULE 144 UNDER THE SECURITIES ACT DURING ANY 90-DAY PERIOD.

XII. MISCELLANEOUS.

     A. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws ---------------------- of the State of New York, including, without limitation, Title 14, Section 5-1401 of New York General Obligations Law, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     B. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     C. Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities, and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

     D. Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:


      If to the Company to:
                  Sunhawk.com Corporation
                  223 Taylor Avenue, Suite 200
                  Seattle, Washington 98109-5017
                  Facsimile No.:  (206) 728-6416
                  Attn:  President and Chief Executive Officer

if to an Investor, at its mailing address as shown on the signature page hereto, or at any other address designated by the Investors to the Company in writing.

     E. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach or default of the Company under this Agreement shall impair any such rights, power or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     F. Rights; Remedies; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     G. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not be considered in construing or interpreting this Agreement.

     H. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   SUNHAWK.COM CORPORATION


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   INVESTORS

                                       GWKR Financial, Inc.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------



                                   By:
                                       -----------------------------------------
                                       David Griffith

                                   Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------



                                   By:
                                       -----------------------------------------
                                       Matthew Whealen

                                   Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------



                                   By:
                                       -----------------------------------------
                                       Robert E. Meshel

                                   Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

                      Continuation of signature page of the
                          Registration Rights Agreement




                                     By:
                                         ---------------------------------------
                                         Jeffrey S. Berry

                                     Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------



                                     By:
                                         ---------------------------------------
                                         Gail R. Jordan

                                     Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------



                                     By:
                                         ---------------------------------------
                                         Vera Whealen Ball

                                     Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------


                                     By:
                                         ---------------------------------------
                                         Donald Griffith

                                     Address:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------